Exhibit 99.1

GWG Holdings Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

DALLAS, August 24, 2021 -- GWG Holdings, Inc. (Nasdaq: GWGH) today announced that it received a letter (the Letter) from the Listing Qualifications Department of the Nasdaq Stock Market (Nasdaq) notifying the company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the Form 10-Q).

The Letter has no immediate effect on the listing or trading of GWGH’s common stock on the Nasdaq Capital Market.

About GWG Holdings, Inc. (GWG)

GWG Holdings, Inc. (Nasdaq: GWGH) is an innovative financial services firm based in Dallas that is a leader in providing investors with secondary market solutions. Through its subsidiaries, The Beneficient Company Group, L.P. and GWG Life, LLC, GWGH owns and manages a diverse portfolio of alternative assets that, as of September 30, 2020, includes $1.9 billion in life insurance policy benefits, and exposure to a diversified and growing loan portfolio secured by 122 professionally managed alternative investment funds.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our anticipated timeframe for filing our Annual Report on Form 10-K for the year ended December 31, 2018 . We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Contact:

For GWG Holdings

Dan Callahan

(612) 746-1935